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                                                                    EXHIBIT 23.1


                       Independent Accountants' Consent

The Board of Directors and Stockholders
Vesta Insurance Group, Inc.
Birmingham, Alabama:


The audits referred to in our report dated March 27, 1998, except as to the statements of comprehensive income and note B and note O which are as of April 19, 1999, included the related financial statement schedules as of December 31, 1997, and for each of the years in the two-year period ended December 31, 1997, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


Birmingham, Alabama
October 29, 1999

                                         /s/ KPMG Peat Marwick LLP